UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 27, 2007 (Date of earliest event reported)
VARSITYBOOKS COM INC (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-28977 (Commission File Number)	54-1876848 (IRS Employer Identification Number)

2677 Prosperity Ave, Fairfax VA 22031 (Address of principal executive offices)		22031 (Zip Code)
202.667.3400 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 30, 2007 Varsity Group Inc. announced that on November 27, 2007, it received a letter from the Nasdaq Capital Market indicating that for the last 30 consecutive business days, the bid price of its common stock has closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market pursuant to Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(8)(D), the Company has 180 calendar days, or until May 27, 2008, from the date of notification to achieve compliance. In general, a company can restore compliance with Marketplace Rule 4310(c)(4) if its common stock has a closing bid price of $1.00 or more for a minimum of 10 consecutive business days. If the Company has not achieved compliance by the 180th day, but can demonstrate as of that date that the Company meets the criteria for initial listing set forth in Marketplace Rule 4310(c) (other than the bid price requirement), the Company will have an additional 180 days to achieve compliance with Marketplace Rule 4310(c)(4).

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

            99.1       Press Release of VARSITYBOOKS COM INC dated November 30, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2007	VARSITYBOOKS COM INC By: /s/ John P. Griffin John P. Griffin Chief Accounting Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of VARSITYBOOKS COM INC dated November 30, 2007